Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Benjamin A. Contrucci, Chief Financial Officer of SSB Bancorp, Inc., (the “Company”), hereby certify in my capacity as an officer of the Company that I have reviewed the Annual Report on Form 10-K/A for the year ended December 31, 2018 (the “Amended Report”) and that to the best of my knowledge:

1.	The Amended Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 21, 2019	/s/ Benjamin A. Contrucci
Benjamin A. Contrucci
Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to SSB Bancorp, Inc. and will be retained by SSB Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.